UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 9, 2019

CHART INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3055 Torrington Drive Ball Ground, Georgia		30107
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code: (770) 721-8800

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GTLS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On August 15, 2019, Chart Industries, Inc. (the “Company”) filed a Form 8-K (the “Original 8-K”) reporting under Item 5.02(c) the appointment of John Bishop as the Company’s Chief Operating Officer. At the time of this action, the Company disclosed that the compensation arrangements for Mr. Bishop had not yet been finalized. This Current Report on Form 8-K/A is being filed solely for the purpose of amending the Original 8-K to provide a description of Mr. Bishop’s compensation arrangements, including a description of the Employment Agreement entered into with Mr. Bishop effective August 21, 2019.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 21, 2019, the Compensation Committee of the Company finalized and approved the compensation arrangements with Mr. Bishop in connection with his appointment as Chief Operating Officer of the Company. In connection with Mr. Bishop’s joining the Company, he will receive a one-time inducement payment of $1,000,000 to join the Company, which will be required to be repaid if Mr. Bishop voluntarily leaves the Company prior to the second anniversary of his employment; should Mr. Bishop voluntarily leave the Company between the second and third anniversary of employment, the repayment obligation will be prorated based on the percentage of time he was employed during the three-year period. In addition, Mr. Bishop will also receive a one-time long-term incentive award made pursuant to the Company’s 2017 Omnibus Equity Plan (the “Omnibus Equity Plan”) consisting of 15,580 restricted stock units vesting in January 2020 and 32,770 nonqualified stock options vesting in three-year increments beginning in January 2020. The one-time award will be forfeited and repayable to the Company if Mr. Bishop voluntarily leaves the Company prior to the second anniversary of his employment.

The Company and Mr. Bishop have also agreed to the terms of an employment agreement (the “Employment Agreement”) dated August 21, 2019, the terms of which include:

•	Mr. Bishop’s employment with the Company as Chief Operating Officer will continue until August 21, 2021, subject to extension as set forth in the Employment Agreement;

•	Mr. Bishop’s salary will be $450,000 on an annualized basis;

•	Mr. Bishop will be eligible to receive an annual bonus under the Company’s annual cash incentive program with a target and maximum amount as determined by the Compensation Committee of the Board of Directors, beginning with fiscal year 2020. With respect to fiscal 2020, Mr. Bishop’s target incentive amount will be 70% of his salary;

•	Mr. Bishop will be entitled to equity awards made in the ordinary course pursuant to the Company’s Omnibus Equity Plan. For fiscal 2020, Mr. Bishop will be entitled to an award equal to 125% of his salary; and

•	Mr. Bishop will receive severance protection terms of one and a half times his base salary, cash incentive bonus and benefits in a non-change in control setting, and two times his base salary, cash incentive bonus and benefits in a change in control setting.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated effective August 21, 2019, between the Company and Mr. Bishop.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.

Date: August 23, 2019

	By:	/s/ Jillian C. Evanko
Jillian C. Evanko, Chief Executive Officer and President